EXHIBIT 99.1

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, DC.

THE STATE OF OREGON
DEPARTMENT OF CONSUMER AND BUSINESS SERVICES
DIVISION OF FINANCE AND CORPORATE SECURITIES

SALEM, OREGON

Written Agreement by and among

PREMIERWEST BANCORP

Medford, Oregon

FEDERAL RESERVE BANK OF SAN FRANCISCO

San Francisco, California

and

OREGON DEPARTMENT OF CONSUMER

AND BUSINESS SERVICES, DIVISION OF

FINANCE AND CORPORATE SECURITIES

Salem, Oregon

Docket No. 10-088-WA/RB-HC

WHEREAS, PremierWest Bancorp, Medford, Oregon ("PWB"), a registered bank holding company, owns and controls PremierWest Bank, Medford, Oregon (the "Bank"), a state chartered nonmember bank, and various nonbank subsidiaries;

WHEREAS, it is the common goal of PWB, the Federal Reserve Bank of San Francisco (the "Reserve Bank"), and the Director of the State of Oregon's Department of Consumer and Business Services acting through the Administrator of the Division of Finance and Corporate Securities (the "DFCS") to maintain the financial soundness of PWB so that PWB may serve as a source of strength to the Bank;

WHEREAS, PWB, the Reserve Bank, and the DFCS have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on May 27, 2010, the board of directors of PWB, at a duly constituted meeting, adopted a resolution authorizing and directing James M. Ford to enter into this Agreement on behalf of PWB, and consenting to compliance with each and every provision of this Agreement by PWB and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, PWB, the Reserve Bank, and the DFCS agree as follows:

Source of Strength

1.             The board of directors of PWB shall take appropriate steps to fully utilize PWB's financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (the "Board of Governors") (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the consent order entered into with the Federal Deposit Insurance Corporation and the DFCS on April 6, 2010 and any other supervisory action taken by the Bank's federal or state regulator.

Dividends and Distributions

2.             (a)        PWB shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation (the "Director") of the Board of Governors, and the DFCS.

(b)               PWB shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank and the DFCS.

(c)               PWB and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank, the Director, and the DFCS.

(d)               All requests for prior approval shall be received by the Reserve Bank and the DFCS at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on PWB's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, PWB must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

3.         (a)        PWB and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank and the DFCS. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)        PWB shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank and the DFCS.

Capital Plan

4.            Within 60 days of this Agreement, PWB shall submit to the Reserve Bank and the DFCS an acceptable written plan to maintain sufficient capital at PWB on a consolidated basis.  The plan shall, at a minimum, address, consider, and include:

(a)               The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank's federal regulator;

(b)               the adequacy of the Bank's capital, taking into account the volume of classified credits, its risk profile, the adequacy of the allowance for loan and lease losses, current and projected asset growth, and projected earnings;

(c)               the source and availability of additional funds necessary to fulfill the consolidated organization's and the Bank's future capital requirements on a timely basis;

(d)               supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator; and

(e)               the requirements of section 225.4(a) of Regulation Y of the Board of Governors that PWB serve as a source of strength to the Bank.

5.            PWB shall notify the Reserve Bank and the DFCS, in writing, no more than 30 days after the end of any quarter in which any of PWB's capital ratios fall below the approved plan's minimum ratios. Together with the notification, PWB shall submit an acceptable written plan that details the steps that PWB will take to increase PWB's capital ratios to or above the approved plan's minimums.

Cash Flow Projections

6.            Within 60 days of this Agreement, PWB shall submit to the Reserve Bank and the DFCS a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes ("Cash Flow Projection") for the remainder of 2010. PWB shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2010 at least one month prior to the beginning of that calendar year.

Compliance with Laws and Regulations

7.            (a)        In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, PWB shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

(b)        PWB shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

Progress Reports

8.            Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank and the DFCS written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.

Approval and Implementation of Plan

9.         (a)        PWB shall submit a written capital plan that is acceptable to the Reserve Bank and the DFCS within the applicable time period set forth in paragraph 4 of this Agreement.

(b)               Within 10 days of approval by the Reserve Bank and the DFCS, PWB shall adopt the approved capital plan. Upon adoption, PWB shall promptly implement the approved plan, and thereafter fully comply with it.

(c)               During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank and the DFCS.

Communications

10.     All communications regarding this Agreement shall be sent to:

(a)          Mr. Dale Vaughan

Examining Officer, Community Institutions Group

Banking Supervision and Regulation

Federal Reserve Bank of San Francisco

Los Angeles Branch

950 South Grand Avenue

Los Angeles, California 90015

(b)          Mr. Richard Renken

Banks and Trusts Program Manager

State of Oregon, Department of Consumer and Business Services

Division of Finance and Corporate Securities

350 Winter Street NW, Room 410

Salem, Oregon 97309-0405

(c)          Mr. James M. Ford

President and Chief Executive Officer PremierWest Bancorp

503 Airport Road

Medford, Oregon 97504

Miscellaneous

11.              Notwithstanding any provision of this Agreement, the Reserve Bank and the DFCS may, in their sole discretion, grant written extensions of time to PWB to comply with any provision of this Agreement.

12.              The provisions of this Agreement shall be binding upon PWB and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

13.              Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the DFCS.

14.              The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the DFCS, or any other federal or state agency from taking any other action affecting PWB, the Bank, any nonbank subsidiary of PWB, or any of their current or former institution-affiliated parties and their successors and assigns.

15.       Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 4th day of June, 2010.

PREMIERWEST BANCORP By: /s/ James M. Ford James M. Ford President and CEO	FEDERAL RESERVE BANK OF SAN FRANCISCO By: /s/ Kevin Zerbe Kevin Zerbe Vice President
OREGON DEPARTMENT OF CONSUMER AND BUSINESS SERVICES, DIVISION OF FINANCE AND CORPORATE SECURITIES By: /s/ David C. Tatman David C. Tatman Administrator